                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                              Comdial Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              COMDIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 2001

To The Stockholders of
Comdial Corporation:

     The Annual Meeting of Stockholders of Comdial Corporation, a Delaware corporation (the "Company"), will be held on June 15, 2001, at 9:00 a.m. Eastern Daylight Time, at Comdial Corporation, Executive Conference Center, 106 Cattlemen Road, Sarasota, Florida 34232, for the following purposes:

     1. To elect one (1) person to serve on the Board of Directors for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2004; and

     2. To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.

     Only stockholders of record at the close of business on April 20, 2001 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. The transfer books will not be closed.

     PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED.

                                            By Order of the Board of Directors


April 30, 2001                              Paul K. Suijk, Secretary

                        ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                              COMDIAL CORPORATION
                                JUNE 15,  2001

                                ---------------

                                PROXY STATEMENT

                                ---------------

                              GENERAL INFORMATION

     The Annual Meeting of Stockholders of COMDIAL CORPORATION, a Delaware corporation (the "Company"), will be held on June 15, 2001, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. The enclosed form of proxy is solicited on behalf of the Board of Directors of the Company in connection with such meeting. This Proxy Statement and the form of proxy are first being sent or given to stockholders on or about May 11, 2001. The executive offices of the Company are located at 106 Cattlemen Road, Sarasota, Florida 34232.

     At the Annual Meeting, the stockholders will be asked to vote upon the election of one nominee for director ("Proposal No. 1").

     If a proxy in the enclosed form is duly executed and returned, the shares of the Company's Common Stock represented thereby will be voted in accordance with the stockholder's specifications. If no directions to the contrary are indicated, the persons named in the proxy will vote the shares represented thereby "FOR" the election of the nominee for director and "FOR" the other proposals listed on the proxy card. If necessary, and unless the shares represented by the proxy are voted against the proposals, the persons named in the proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date without further notice, in order to solicit and obtain sufficient votes to approve the matters being considered at the Annual Meeting. Any stockholder may revoke his proxy by delivery of a new, later-dated proxy or by providing written notice of revocation to the Secretary of the Company at any time before it is voted. A proxy will not be voted if the stockholder attends the meeting and elects to vote in person.

     Only stockholders of record at the close of business on April 20, 2001 have the right to receive notice of and to vote at the Annual Meeting. As of that date, 9,196,509 shares of Common Stock were outstanding. Each holder of record of Common Stock is entitled to one vote per share on all matters voted upon.

     The presence in person or by proxy of the holders of fifty percent (50%) plus one (1) share of the Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, the affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting will be required to elect the nominee for director. The affirmative vote by the holders of a majority of the shares of Common Stock represented at the Annual Meeting will be required to act on any other matters to come before the Annual Meeting.

     With regard to Proposal No. 1, stockholders may vote in favor of the nominee or withhold their votes as to the nominee.

     In accordance with applicable law, the treatment and effect of abstentions and broker non-votes are as follows. If a stockholder marks the "ABSTAIN" box on the proxy card, no favorable vote is cast and therefore the abstention vote has the same effect as a vote against the proposal. If a broker or other nominee holding shares of Common Stock for beneficial owners has voted on one or more matters pursuant to discretionary authority or instructions from beneficial owners, but does not vote on other matters because the broker or nominee does not have the right to exercise discretionary voting power, such broker non-votes have no effect on the vote with respect to such other matters. In other words, broker non-votes are not counted as votes for the proposal or as votes against the proposal and are not counted in determining the number of votes needed in order for a proposal to be approved.

     The enclosed form of proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual
Meeting: (a) matters that may be presented at the Annual Meeting at the request of stockholders of which the Company has not received notice as of the date hereof; (b) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the meeting; (c) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (d) any proposal omitted from the Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (e) matters incident to the conduct of the Annual Meeting. The Board of Directors currently is not aware of any matters (other than procedural matters) that will be brought before the Annual Meeting that are not set forth in the Notice of Annual Meeting. If any such matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

     The costs of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain Directors, officers, and employees of the Company may solicit proxies in person or by telephone, facsimile or mail. The Company will also request holders of Common Stock who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request will reimburse the reasonable costs of forwarding such material.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 2, 2001, as to shares of Common Stock owned by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each director and nominee for director of the Company, (iii) each Named Executive Officer, as defined below, and (iv) all Directors, named executive officers and current officers as a group, together with their respective percentages.


                                                 Amount and Nature         % of Class
            Name of Person or                      of Beneficial            (if more
        Number of Persons in Group                 Ownership (1)          than 1%) (2)
Benson Associates, LLC
111 SW Fifth Avenue, Suite 2130                    813,542 (3), (4)          8.85%
Portland, Oregon 97204

Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor                      771,383 (3), (5)          8.39%
Santa Monica, California  90401

Merrill Lynch Investment Managers                  808,800 (3), (6)          8.79%
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Robert P. Collins                                   13,333 (7)                 *
Barbara J. Dreyer                                   10,833 (7)                 *
Nickolas A. Branica                                176,393 (8)               1.92%
John W. Rosenblum                                   25,000 (9)                 *
Robert E. Spekman                                    5,833 (7)                 *
Dianne C. Walker                                    25,033 (10)                *
Paul Suijk                                          12,500 (11)                *
Larry Tate                                          29,622 (12)                *
Joe Ford                                            23,440 (13)                *

William G. Mustain                                 166,366 (14)              1.81%
Leigh Alexander                                          0                     *
Keith J. Johnstone                                  13,691                     *
All Directors named executive officers             505,360 (15)              5.37%
   and current officers as a group (14 persons)

 *    Less than one percent of the issued and outstanding shares of Common
      Stock.

(1) The amount and percentage of securities beneficially owned by an individual are determined in accordance with the definition of beneficial ownership set forth in the regulations of the Securities and Exchange Commission. Such amounts may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after April 2, 2001. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, the persons and entities named have sole voting and dispositive power over their shares.

(2) Individual percentages have been rounded. Shares subject to outstanding stock options that the individual has the right to acquire within 60 days after April 2, 2001, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such individual, or any group including such individual, but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other individual.

(3) Based on information filed with the Securities and Exchange Commission by the reporting person.

(4) Benson Associates LLC ("Benson"), an investment advisor registered under the Investment Advisors Act, has advised the Company that it has sole power to vote and dispose of all 813,542 shares. Benson disclaims ownership with respect to the shares held by it in a fiduciary capacity.

(5) Dimensional Fund Advisors Inc. ("Dimensional") is an investment advisor registered under the Investment Advisors Act. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of the Company's Common Stock that are owned by the Funds. All securities are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(6) Merrill Lynch & Co., Inc. ("MLC"), a parent holding company under the Securities Exchange Act of 1934, and Merrill Lynch Investment Managers ("MLIM"), an investment company registered under the Investment Company Act of 1940, have advised the Company that they have shared power to vote and dispose of an aggregate 808,800 shares of the Company's Common Stock. MLC and MLIM disclaim beneficial ownership of such shares.

(7)   Includes 3,333 shares issuable upon the exercise of stock options.

(8)   Includes 6,800 shares issuable upon the exercise of stock options.

(9) Includes 3,334 shares issuable upon the exercise of stock options. Also includes 7,500 shares issuable to Mr. Rosenblum under the Directors' Plan which Mr. Rosenblum has deferred payment of by the Company.

(10) Includes 6,667 shares issuable upon the exercise of stock options. Also includes 7,500 shares issuable to Ms. Walker under the Directors' Plan which Ms. Walker has deferred payment of by the Company.

(11)  Includes 12,500 shares issuable upon the exercise of stock options.

(12)  Includes 18,992 shares issuable upon the exercise of stock options.

(13)  Includes 18,756 shares issuable upon the exercise of stock options.

(14)  Includes 129,788 shares issuable upon the exercise of stock options.

(15)  Includes 210,152 shares issuable upon the exercise of stock options.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

Nominee For Director

     The Board of Directors is currently comprised of six Directors, but the Board passed a resolution, effective as of the date of the Annual Meeting,
reducing the size of the Board of Directors to four members.   The Board of
Directors is divided into three classes, and one class of Directors is elected each year to hold office for a three-year term and until successors of such Directors are chosen and have qualified. The Directors whose terms expire in 2001 are Nickolas A. Branica and John W. Rosenblum. Mr. Rosenblum has chosen not to stand for re-election. Mr. Branica has been nominated for re-election as a director at the Annual Meeting. If elected, the nominee shall serve for a three-year term expiring at the Annual Meeting in 2004.

     Mr. Spekman has given notice of his resignation as a director effective upon the Annual Meeting. The remaining three Directors will continue to serve as set forth below.

     In the absence of instructions to the contrary, the proxy holders will vote the proxies received by them for the election of Mr. Branica. Discretionary authority is reserved to cast votes for the election of a substitute should the nominee be unable or unwilling to serve as director. The nominee has agreed to serve as a director if elected, and the Company believes that the nominee will be available to serve.

     The names and ages of the Directors continuing in office and of the nominee, their principal occupation or employment during the past five years, and other data regarding them is set forth below.

                 Nominee for Election to the Board of Directors
                             Term Expiring in 2004:

Nickolas A. Branica

Mr. Branica, age 48, has been President and Chief Executive Officer of the Company since October 2000. In 1992, Mr. Branica started Key Voice Technologies, Inc. ("KVT") in Sarasota, Florida, and served as its President and Chief Executive Officer. In March 1996, the Company acquired KVT with the stipulation that Mr. Branica would remain as President and Chief Executive Officer of KVT. Before joining the Company, Mr. Branica held management positions with Elcotel and Compass Technologies/Octel Corporation, both public telecommunications companies. Mr. Branica has served as a director since October 2000.

             Members of the Board of Directors Continuing in Office
                            Terms Expiring in 2002:

Dianne C. Walker (Chair)

Ms. Walker, age 44, is an independent consultant. Prior to January 1995, she was a consultant to Bear Stearns & Co. Inc., an investment banking firm. Prior to August 1992, she was a consultant to (between April 1990 and July 1991, Vice President of) Kidder Peabody & Co., Inc., an investment banking firm. Between 1988 and 1990, Ms. Walker was a consultant to Pacific Telecom, Inc., a telecommunications company. She also is a director of MicroAge, Inc. and Microtest, Inc. Ms. Walker has served as a director of the Company since 1986 and as Chair of the Board of Directors since July 2000, and she is a member of the Audit and Board Goverance Committees.

Barbara J. Dreyer

Ms. Dreyer, age 46, is the Chief Operating Officer of NTERCEPT, formerly known as SpeakOut.com, a web-site for Internet activism providing news and feedback tools on the hot issues of the day. From 1996 to 1999, she was Senior Vice President and Chief Financial Officer of Communications Systems Technology, Inc., a company which develops wide-area audio and data conferencing systems and software, as well as audio/data switching, classified signals analysis and remote radio control systems. From 1992 to 1996, she served as the President and founder of VideoGrafects, a developer of multimedia software. From 1985 to 1993, she was the Chief Financial Officer and special partner of New Enterprise Associates, a leading venture capital firm. Ms. Dreyer has served as a director since 1998 and is a member of the Compensation Committee.


             Member of the Board of Directors Continuing in Office
                             Term Expiring in 2003

Robert P. Collins

Mr. Collins, age 62, is the Chief Executive Officer of Capstone Partners, a consulting company. He is the former President and Chief Executive Officer of GE Fanuc Automation, a joint venture between General Electric Co. and FANUC LTD of Japan specializing in the development and manufacture of automation equipment. Mr. Collins served in that position from 1987 until May 1998. During his tenure with GE Fanuc Automation, Mr. Collins also served as Co-Chairman of the Board of Directors of GE Fanuc Automation-Europe and Chairman of the Board of Directors of GE Fanuc Eberle Automation and AFE Technologies-UK. Mr. Collins is also chairman of the Board of Directors of Scott Technologies, Inc. which designs and manufactures air breathing and oxygen systems and instrument products for health, safety and aircraft applications. Mr. Collins has served as a director of the Company since 1998 and is a member of the Audit Committee.

Board Meetings

     The Board of Directors held 3 regularly scheduled meetings and 22 special meetings in 2000. During 2000, all Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and standing Committees on which they served.

Committees

     The Board of Directors has established Audit, Compensation and Board Governance Committees as well as certain other committees.

     The Audit Committee held 6 meetings in 2000. The Audit Committee operates under a formal written charter, which is attached as Appendix A to this Proxy Statement, and its principal functions are to recommend to the Board of Directors the firm of independent auditors to serve the Company each fiscal year and to review the plan and results of the audit by the independent accountants as well as the scope, results, and adequacy of the Company's systems of internal accounting controls and procedures. The Audit Committee reviews the independence of such accountants and reviews their fees for audit and non-audit services rendered to the Company. The report of the Audit Committee is set forth on page 26 of this Proxy Statement. During 2000, the Audit Committee reviewed its written charter, which contains a more complete description of the functions of the Audit Committee; discussed the quality of the accounting principles used to prepare the Company's financial statements, reviewed both the audit and any non-audit activities performed by the independent accountants and the Company's internal audit staff, and met separately and privately with the independent accountants and certain Company employees to ensure that the scope of their activities has not been restricted and that adequate responses to their recommendations have been received.

     During 2000, the members of the Audit Committee included Ms. Walker (Chair), Mr. Collins and Mr. Rosenblum, each of whom is "independent" as defined by the National Association of Securities Dealers listing standards.

     The Compensation Committee held 5 meetings in 2000. Its principal functions are to approve remuneration of the officers of the Company, review certain benefit programs, and approve and administer remuneration plans, including the stock incentive plans of the Company. The Report of the Compensation Committee on executive compensation is set forth beginning on page 15 of this Proxy Statement. During 2000, the members of the Compensation Committee included Ms. Dreyer (Chair), Ms. Walker, and Mr. Spekman. Mr. Gleason, a former director of the Company, served on the Compensation Committee during a part of 2000. Ms. Walker replaced Mr. Gleason on the Compensation Committee after Mr. Gleason ceased to be a director of the Company.

     The Board Goverance Committee (formerly the Nominating Committee) held one meeting in 2000. During 2000, the members of the Board Governance Committee included Mr. Rosenblum (Chair), Mr. Spekman and Mr. Collins. Mr. Gleason, a former director of the Company, and Ms. Walker served on the Board Goverance Committee during a part of 2000. The principal functions of the Board Goverance Committee are to review candidates and recommend to the Board of Directors nominees for membership on the Board of Directors. In fulfilling this responsibility, the Board Goverance Committee will consider recommendations received from stockholders and other qualified sources. Stockholder recommendations must be in writing and addressed to the Chairman of the Board Goverance Committee, c/o Corporate Secretary, Comdial Corporation, 106 Cattlemen Road, Sarasota, Florida 34232. If a stockholder intends to make a nomination at any Annual Meeting, the Bylaws of the Company require that the stockholder deliver a notice to the Company not less than 120 days in advance of the anniversary date of the date on which the Company's Proxy Statement was released to its stockholders in connection with the previous year's annual meeting of stockholders, setting forth (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, address, and principal occupation of such proposed nominee; (iii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the consent of each proposed nominee to serve as a director of the Company if so elected; and (v) the total number of shares of common stock of the Company that will be voted for each proposed nominee and the number of shares of common stock of the Company owned by the notifying stockholder. The Chairman of the meeting, in his discretion, may refuse to acknowledge the nomination or disregard the nomination of any person not made in compliance with the foregoing procedure.

     By requiring advance notice of stockholder nominations, the Bylaws afford the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications. The Bylaws do not give the Board of Directors any power to approve or disapprove of stockholder nominations for election of Directors. However, they may have the effect of precluding a contest for the election of Directors if their procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect his or her own slate of Directors.

     A stockholder interested in nominating a person for election as a director at the Annual Meeting of Stockholders to be held in 2002 should notify the Company in the manner described above on or before January 11, 2002.

Compensation of Directors

     During 2000, non-employee Directors of the Company received a monthly director's fee of $1,500.

     The Board of Directors, with the approval of the stockholders, adopted the 1992 Non-Employee Directors Stock Incentive Plan (the "Directors' Plan") in 1992. Under the Directors' Plan, as amended, a director of the Company who is not otherwise an employee of the Company or any of its subsidiaries and has not been an employee for a period of at least one year is eligible to receive automatic grants of options and awards of shares of Common Stock. An aggregate of 200,000 shares of Common Stock is reserved for issuance under the Directors' Plan.

     The Directors' Plan provides that each newly-elected director who is eligible to participate in the plan on the date of his or her first election to the Board automatically receives an option to purchase 3,333 shares of Common Stock. The Directors' Plan, as amended, further provides that, for each fiscal year in which the Company has net income, each director then in office will receive an automatic award of 3,333 shares of Common Stock in the following year, unless the Board suspends all or any part of such award. In accordance with the Directors' Plan, effective January 1, 1996, the Board adopted a resolution suspending 833 of the 3,333 shares automatically awarded to non-employee Directors for fiscal years in which the Company has net income.

     At a meeting of the Board of Directors held on November 6, 1997, the Board adopted an amendment to the Directors' Plan that entitles any participant in the Directors' Plan to defer payment of all or any portion of (i) the shares of the Company's Common Stock otherwise payable under the Directors' Plan and (ii) the cash amounts payable to any participant for his or her services rendered as a director.

     Because the Company had net income for fiscal year 1999, each of Ms. Walker, Ms. Dreyer and Messrs. Collins, Rosenblum, Gleason and Spekman were entitled to an automatic award of 2,500 shares of the Company's Common Stock as of February 15, 2000. Ms. Dreyer and Messrs. Collins, Gleason, and Spekman were each awarded 2,500 shares on February 15, 2000. Ms. Walker and Mr. Rosenblum deferred payment of all 2,500 shares of the Company's Common Stock to which they were entitled in accordance with the Directors' Plan.

     Because the Company did not have net income for fiscal year 2000, no director was entitled to an award of shares of the Company's Common Stock under the Directors' Plan.

     All stock options granted under the Directors' Plan are non-statutory options. The option exercise price is the fair market value of the shares of Common Stock at the time the option is granted. All of the options are immediately exercisable; provided, however, that they may be exercised only while the holder is a director or within 36 months of the date he or she ceases to be a director, and in no event may any such option be exercised more than ten years after the date of grant.

     Mr. Branica is the only Company employee who is currently a member of the Board of Directors. For a portion of 2000, Mr. Mustain was simultaneously an employee and director of Comdial. Neither of them received any additional compensation for serving as a director.

Executive Officers of the Company

     The following table lists the executive officers of the Company. All executive officers are appointed annually by, and serve at the discretion of, the Board of Directors of the Company. During 2000, there were a number of changes in the executive officers of the Company. The following table first lists the Company's current executive officers. The table then lists persons who served as executive officers of the Company during 2000, but are not currently executive officers.

                                   Position                      Business Experience
      Name and Age             with the Company                 During Past Five Years
-------------------------------------------------------------------------------------------------
Current Executive Officers

Nickolas A. Branica (48)   President and Chief       *
                           Executive Officer


Paul K. Suijk (44)         Senior Vice President     Mr. Suijk was appointed Senior Vice
                           and Chief Financial       President and Chief Financial Officer in
                           Officer                   May 2000 and is responsible for the
                                                     Company's financial management.  Prior to
                                                     joining Comdial, Mr. Suijk served as Senior
                                                     Vice President and Corporate Treasurer for
                                                     Danka Business Systems, PLC, where he was
                                                     responsible for strategic planning,
                                                     budgeting, risk management, investor
                                                     relations, and all treasury functions.
                                                     Prior to 1997, Mr. Suijk held various
                                                     executive financial management positions
                                                     with Fort James and Royal Dutch Shell.  Mr.
                                                     Suijk earned both his undergraduate and
                                                     Masters of Business Administration degrees
                                                     from George Washington University.

David P. Berg (39)         Senior Vice President     Mr. Berg was elected a Vice President in
                           and General Counsel       March 2001.  He has responsibility for
                                                     legal and corporate functions of the
                                                     Company.  Prior to joining Comdial, Mr.
                                                     Berg was the President and Chief Operating
                                                     Officer of iPool.com, a privately held
                                                     e-commerce company.  Mr. Berg has also held
                                                     key management positions including
                                                     Executive Vice President and General
                                                     Counsel of Danka Business Systems, PLC, and
                                                     Senior Vice President of Business
                                                     Development and General Counsel for
                                                     NordicTrack, Inc.  Mr. Berg earned his B.A.
                                                     degree in Economics from Emory University
                                                     and his Doctor of Jurisprudence degree,
                                                     with Honors, from the University of Florida
                                                     College of Law.

*  See "Nominee for Election to the Board of Directors, Term Expiring in 2004"

                                      Position                         Business Experience
       Name and Age               with the Company                   During Past Five Years
--------------------------------------------------------------------------------------------------------
Kay D. Carter (41)           Vice President of Finance   Ms. Carter began as Controller of KVT in July
                             and Controller              1995.  She retained this position subsequent
                                                         to Comdial's acquisition of KVT in March 1996
                                                         and was named Executive Vice President of KVT
                                                         in November 1996.  Ms. Carter became
                                                         Controller of the Company and assumed the
                                                         responsibilities of Vice President in February
                                                         2001.

Joe D. Ford (52)             Vice President              Mr. Ford became a Vice President in May 1995
                                                         and is responsible for Human Resources.
                                                         Between 1982 and May 1995, he served as the
                                                         Company's Director of Human Resources.  Prior
                                                         to that time, he held various human resources
                                                         positions with the Company's predecessor,
                                                         Stromberg-Carlson Telephone Systems, Inc. and
                                                         General Dynamics Corporation.

Lawrence K. Tate (58)        Vice President              Mr. Tate became a Vice President in November
                                                         1982 and is responsible for Quality.  Between
                                                         1969 and 1982, he held various management
                                                         positions, including Vice President,
                                                         Manufacturing Operations, for
                                                         Stromberg-Carlson Telephone Systems, Inc.,
                                                         which operated the Charlottesville
                                                         manufacturing facility before the Company
                                                         acquired the facility in October 1982.

                                      Position                         Business Experience
       Name and Age               with the Company                   During Past Five Years
--------------------------------------------------------------------------------------------------------
Former Executive Officers

William G. Mustain (59)      Chairman until July 2000,   Mr. Mustain was Chairman, President, and Chief
                             President, and Chief        Executive Officer of the Company.  He joined
                             Executive Officer until     the Company as Vice President in June 1987 and
                             October 3, 2000             assumed the position of Chairman and Chief
                                                         Executive Officer in May 1989.  Mr. Mustain
                                                         was Vice President of Operations (Engineering
                                                         and Manufacturing) for Norand Corporation from
                                                         1983 to 1987.  From 1964 to 1983, he held
                                                         various engineering, marketing, and
                                                         manufacturing positions with General Electric
                                                         Company.  He is also a director of Martha
                                                         Jefferson hospital.

Leigh Alexander (43)         Senior Vice President       Ms. Alexander joined the Company as Senior
                             until September 2, 2000     Vice President of Marketing in December 1998.
                                                         In January 2000, Ms. Alexander was appointed
                                                         President, Comdial Enterprise Solutions, Inc.
                                                         Prior to joining the Company, Ms. Alexander
                                                         was Senior Vice President, Marketing and
                                                         Strategic Planning for Paging Network, Inc., a
                                                         wireless messaging and paging company, from
                                                         1996 to 1998.  From 1995 to 1996, she was
                                                         Senior Vice President, Marketing, Sales and
                                                         Business Development for Philips Media, a
                                                         division of Philips Electronics, and a
                                                         software developer and publisher.  From 1988
                                                         to 1995, Ms. Alexander was Vice President of
                                                         Marketing for Norelco Consumer Products
                                                         Company, a division of Philips Electronics.

                                      Position                         Business Experience
       Name and Age               with the Company                   During Past Five Years
--------------------------------------------------------------------------------------------------------
William C. Grover (61)       Senior Vice President       Mr. Grover became a Vice President in
                             until July 31, 2000         September 1995.  In January, 2000, Mr. Grover
                                                         was appointed President of Comdial Convergent
                                                         Communications.  From 1993 to 1999, he served
                                                         as President of Comdial Enterprise Systems,
                                                         Inc., a subsidiary of the Company.  Prior to
                                                         1993, Mr. Grover held various executive level
                                                         positions with software development and
                                                         computer manufacturing companies, including
                                                         President and CEO of PICKTEL Computer Systems,
                                                         Inc., a developer and distributor of database
                                                         and management information systems and
                                                         President of Sequoia Systems, Inc., a
                                                         manufacturer and distributor of fault tolerant
                                                         computer systems.

Ove Villadsen (59)           Senior Vice President       Mr. Villadsen became Senior Vice President in
                             until January 3, 2000       May 1997.  He had served as a Vice President
                                                         of the Company since May 1989.  He was elected
                                                         Vice President of Comdial Business
                                                         Communications Corporation, a subsidiary of
                                                         the Company, in November 1982 and was
                                                         responsible for Engineering for the Company or
                                                         its predecessor since 1980.

John M. Baird (39)           Vice President              Mr. Baird became Vice President and Chief
                             until December 15, 2000     Technology Officer on November 30, 1999 and
                                                         was responsible for Research.  Prior to his
                                                         appointment, he served as Director of Business
                                                         Planning from February 1999 and as Managing
                                                         Director of Comdial Enterprise Systems, Inc.,
                                                         a subsidiary of the Company, from 1995 to
                                                         1999.  From 1992 to 1995, Mr. Baird held
                                                         various engineering positions within Comdial
                                                         and Comdial Enterprise Systems, Inc.

Keith J. Johnstone (53)      Vice President              Mr. Johnstone became a Vice President in May
                             until December 8, 2000      1990 and was responsible for Manufacturing
                                                         Operations.  He had been employed in various
                                                         positions with the Company or its predecessor
                                                         since 1980, including Director of Customer
                                                         Service, Director of Materials and Director of
                                                         Manufacturing Systems.

Family Relationships

     There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Executive Compensation

     The following sections disclose detailed information about cash and equity-based executive compensation paid by the Company to certain of its executive employees. The information is comprised of a five-year stock performance graph, a Report of the Company's Compensation Committee of the Board of Directors, a Summary Compensation Table, and additional tables that provide further details on stock options and pension benefits.

Five Year Total Stockholder Return

     The following performance table compares the cumulative total return, assuming the reinvestment of dividends, for the period from December 31, 1995 through December 31, 2000, from an investment of $100 in (i) the Company's Common Stock, (ii) the Nasdaq Market Index, and (iii) a peer group index constructed by the Company (the "Peer Group Index").


                       [PERFORMANCE CHART APPEARS HERE]

                        7/23/96    12/31/96    12/31/97    12/31/98    12/31/99   12/31/00
COMDIAL CORPORATION     100.00      68.49      101.37        96.58     108.90       11.30
PEER GROUP INDEX        100.00     108.45      222.89       306.85     384.40      103.05
NASDAQ MARKET INDEX     100.00     124.27      152.00       214.39     378.12      237.66

     The Nasdaq Market Index tracks the aggregate price performance of equity securities of companies traded on the National Association of Securities Dealers Automated Quotation National

Market System (the "Nasdaq National Market"). The Company's Common Stock is traded on the Nasdaq National Market.

     Media General Financial Services supplied the necessary information to construct the table, including the Peer Group Index. The Peer Group Index consists of the following companies: Captaris, Inc. (formerly AVT Corporation), Inter-Tel, Inc., and Vodavi Technology, Inc. The Company selected these three companies as the peer group because their lines of business most closely match the lines of business in which the Company is currently primarily engaged. Although Lucent Technologies, Inc. and Nortel Networks are also major competitors of the Company, these two companies have been excluded from the peer group because they are much larger than the Company and derive most of their revenues from other lines of business. The returns of each peer group issuer have been weighted according to the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated.

     The performance of any individual company's common stock is influenced not only by its own performance and future prospects, but also by a number of external factors over which the Company and its management have indirect or no control, including general economic conditions, expectations for the company's future performance, and conditions affecting or expected to affect the company's industry. In addition, stock performance can be affected by factors such as trading volume, analytical research coverage by the investment community, and the propensity of stockholders to hold the stock for investment purposes. The relative weight of these factors also changes over time. Consequently, stock performance, including measurement against indexes, may not be representative of a company's financial performance for given periods of time.

Report of the Compensation Committee of the Board of Directors

     The Company's executive compensation package for its executive officers consists of three elements: base salary, annual performance-based incentive, and stock option grants.

     Compensation Principles. The Committee believes that the executive compensation package should provide incentives to achieve both current and longer-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value. The three elements of the compensation plan are designed to achieve this objective. The base salaries are set at levels believed by the Committee to be sufficient to attract and retain qualified officers, with a significant portion of the cash compensation being in the form of performance-based incentives dependent upon meeting specified Company annual financial goals. Stock option grants are intended to serve as an incentive to achieve the overall longer-term objective of enhancing stockholder value.

     Salaries. In general, base salary levels are set at levels believed by the Committee to be sufficient to attract and retain qualified executives, when considered with the other components of the executive compensation package. Annually, the Committee reviews the compensation of the executive officers. In addition, the Committee retains an independent consulting company and considers its report of the compensation paid by companies in the same or similar industries. The Committee considers the remuneration analysis in conjunction with the Company's overall performance as measured by achievement of the Company's objectives and the development and succession of sound management practices and skilled personnel.

     The Company's primary objective, as noted above, has been the implementation of financial stability, the development of new products, and growth. In order to attract and retain qualified executive personnel, base salary levels have reflected a necessary balance between (i) the competitive level set by the industry and (ii) the Company's overall financial performance.

     Annual Incentives. The Committee has established a formal plan for awarding incentive compensation to officers. The plan accounts for the cost of invested capital and is designed to focus the attention of the executive officers on both income statement and balance sheet performance. The Committee believes that the plan is supportive of the Company's continued focus on improved financial results and positioning the Company for continued growth. Early each year, the Committee sets the required levels for each performance objective. The Company's actual performance for a year is then measured against the predetermined levels to calculate annual incentive payments, if any.

     For 2000, no bonus payments were made to any executives from the incentive compensation plan described above because the Company's performance did not reach the minimum levels set for the year. Mr. Branica received a bonus payment based on the performance of KVT under a preexisting KVT bonus plan. Mr. Branica's participation in the KVT bonus program ceased when he became the Company's Chief Executive Officer.

     Stock Options. Stock options comprise one part of the executive compensation package. This component is intended to encourage key employees to remain in the employ of the Company by offering them an opportunity for ownership in the Company, and to provide them with a long-term interest in the Company's overall performance as reflected by the performance in the market of the Company's Common Stock. The Committee has established levels of stock option grants for various positions within the Company with the input of the independent consulting company.

     During 2000, 115 eligible employees were awarded stock options to acquire a total of 699,000 shares of the Company's Common Stock. The Company's executive officers were awarded stock options in 2000, totaling 442,500 shares. Messrs. Branica, Suijk, Ford and Tate, and Ms. Carter were awarded options in 2000.

  The Committee determined the compensation of Mr. Branica, the Company's new Chief Executive Officer, for the 2000 fiscal year in a manner consistent with the guidelines and policies described above. The Committee set Mr. Branica's salary at $295,000 with a performance bonus target at fifty percent of salary. Upon the election of Mr. Branica to the position of Chief Executive Officer, the Committee granted Mr. Branica a stock option for 200,000 shares of common stock.

  In establishing the Chief Executive Officer's compensation in prior years, the Committee has compared the compensation of the Company's Chief Executive Officer to the relative performance of the Company with respect to various peer groups. The Company did not make a comparison for the 2000 fiscal year and did not engage a compensation consultant during the 2000 fiscal year. In setting Mr. Branica's 2000 fiscal year compensation, the Committee considered the compensation paid to his predecessor and the needs of the Company for the executive leadership.

  The Committee believes that the structure of incentives to Mr. Branica is appropriate for Mr. Branica's role as Chief Executive Officer and the current status of the Company. The Committee believes that Mr. Branica's actual compensation for the 2000 fiscal year was appropriate in light of his promotion and all of the other above considerations.


    BARBARA J. DREYER          DIANNE C. WALKER           ROBERT E. SPEKMAN
         (CHAIR)

Summary Compensation Table

     The following summary compensation table presents information about the compensation paid by the Company during its three most recent fiscal years to those individuals who were (i) the Company's Chief Executive Officer (the "CEO") at the end of the last completed fiscal year, regardless of compensation level and (ii) the Company's three most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year and whose total annual salary and bonus for the last completed fiscal year exceeded $100,000 and (iii) the Company's prior CEO and two additional individuals who served as executive officers during 2000 (collectively, the "Named Executive Officers").

                          Summary Compensation Table:


                                                              Annual                               Long-Term
                                                         Compensation(1)                         Compen-sation
                                                         ---------------                         --------------
             Name and                                      2000 Base                                Options             All Other
            Principal                                     Salary(2) ($)            Bonus            Granted          Compensation(2)
             Position                      Year                                     ($)               (#)                  ($)
----------------------------------      --------      -----------------       ------------     ---------------      ----------------
Nickolas A. Branica                         2000                188,920            101,409             200,000              5,250
  President and Chief Executive
   Officer

Paul K. Suijk                               2000                181,800(3)               0             200,000             92,000(4)
  Senior Vice President
  and Chief Financial Officer

Joe D. Ford                                 2000                123,377                  0              15,000              4,920
  Vice President                            1999                117,515             37,840               3,900
                                            1998                110,283             31,900               4,500

Lawrence K. Tate                            2000                116,912                  0              20,000              4,020
  Vice President                            1999                122,948             14,000               3,900
                                            1998                111,303             31,900               4,500

William G. Mustain                          2000                226,920                  0                   0             73,326(5)
  President and Chief                       1999                292,693             52,510              39,200              2,808
  Executive Officer                         1998                282,502            132,800              40,500              2,500


Leigh Alexander                             2000                138,906                  0                   0                  -
   Senior Vice President                    1999                215,207(6)          75,000                   0                  -
                                            1998                 44,872 (7)              -             100,000

Keith J. Johnstone                          2000                135,509                  0                   0             10,442(8)
   Vice President                           1999                133,269             43,365               4,200              4,157
                                            1998                123,077             34,800               5,000              2,415

(1) While the Named Executive Officers received perquisites or other personal benefits in the years shown, in accordance with Securities and Exchange Commission regulations, the value of these benefits are not indicated since they did not exceed the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(2) Amounts set forth in the Summary Compensation Table under the heading "All Other Compensation" includes the matching contributions made by the Company to its 401(k) plan for the benefit of the named officer in the year indicated as follows: Branica $5,250, Ford $4,920, Tate $4,020, Mustain $5,250, Johnstone $5,250.
(3)  Salary includes $52,793 in relocation expense reimbursement.
(4) Includes $92,000 in fees for consulting services rendered prior to becoming an employee.
(5)  Includes $68,076 in severance payments.
(6)  Salary includes $15,207 in relocation expense reimbursement.
(7)  Salary includes $33,333 in relocation expense reimbursement.
(8)  Includes $5,192 in severance payments.

Stock Options

     The Company has adopted the Comdial Corporation 1992 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan is intended to further the long-term stability and financial success of the Company by attracting and retaining key employees through the use of stock incentives, including stock options. The Company does not award stock appreciation rights under the Stock Incentive Plan. The Company has reserved a total of 1,550,000 shares of Common Stock for issuance pursuant to incentive awards made under the Stock Incentive Plan. At the Company's Annual Meeting of Stockholders held on March 4, 2000, the Company's stockholders voted to approve an amendment to the Stock Incentive Plan proposed by the Board, increasing the total number of shares reserved for issuance pursuant to incentive awards made under the Stock Incentive Plan from 1,550,000 to 2,050,000.

     The following table sets forth additional information concerning individual grants of stock options made under the Stock Incentive Plan during the last completed fiscal year to each of the Named Executive Officers:

                       Option Grants In Last Fiscal Year

                                                                                                   Potential
                                                                                               Rezlized Value at
                                                                                                 Assumed Annual
                                                                                               Rates of Stock Price
                                                                                                  Appreciation
                       Individual Grants                                                        for Option Term(1)
--------------------------------------------------------------------------------------     -----------------------------
                                               % of
                                              Total
                                             Options
                                            Granted to      Exercise
                             Options        Employees       or Base
                           Granted(2)       in Fiscal        Price        Expiration                 5%              10%
Name                           (#)             Year          ($/Sh)          Date                    ($)             ($)
--------------------------------------------------------------------------------------      --------------------------------
Nickolas A. Branica             200,000            28.61%      $1.875       10/26/2010             $235,835       $  597,653

Paul K. Suijk                   100,000            14.31%      $1.875       10/26/2010             $117,918       $  298,827
                                100,000            14.31%      $12.50       05/01/2010             $786,118       $1,992,178

Joe D. Ford                      15,000             2.15%      $1.875       10/26/2010             $ 17,688       $   44,824

Lawrence K. Tate                 20,000             2.86%      $1.875       10/26/2010             $ 23,584       $   59,765

William G. Mustain                   (3)

Leigh Alexander                  ------

Keith J. Johnstone               ------

(1) The potential realized values in the table assume that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of five percent and ten percent, respectively. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated in the table.

(2) All options granted to the named officers were granted on October 26, 2000, with the exception of Mr. Suijk who was granted 100,000 options on May 1, 2000. For the October 26, 2000 grants, one half of the options become exercisable on the first anniversary of the grant date, another one quarter become exercisable on the second anniversary of the grant date, and the balance become exercisable on the third anniversary of the grant date. For the grant to Mr. Suijk on May 1, 2000, 50,000 options vest one quarter on each of the first four anniversaries of the grant date. The other 50,000 options vest on the sixth anniversary of the grant date, but the vesting is accelerated if the stock price reaches the following levels for 60 consecutive trading days: $15.00 (one third of the options), $20.00 (an additional third), and $30.00 (the remaining one third). All of these options were granted with an exercise price equal to the market price of the Company's Common Stock on the grant date.

(3) Under an agreement with Mr. Mustain relating to his resignation, the expiration date for all options held by Mr. Mustain which were vested on December 31, 2000 was extended to December 31, 2001.

     The following table sets forth information concerning each exercise of stock options during the 2000 fiscal year by each of the Named Executive Officers and the fiscal year-end value of unexercised options, provided on an aggregated basis:

              Aggregated Option Exercises in Last Fiscal Year and
                   Fiscal Year-End Unexercised Option Values




                                                                   (d)
                                                                Number of           (e)
                                                                Securities        Value of
                                                                Underlying       Unexercised
                                                               Unexercised     In-the-Money(2)
                                                                Options at       Options at
            (a)                    (b)             (c)          FY-End (#)       FY-End ($)
            (a)              Shares Acquired     Value(1)      Exercisable/     Exercisable/
           Name              on Exercise (#)   Realized ($)   Unexercisable     Unexercisable
---------------------------------------------------------------------------------------------
Nickolas A. Branica                        0    $     0.00     5,266/202,134            $0.00

Paul K. Suijk                              0    $     0.00         0/200,000            $0.00

Joe D. Ford                              464    $ 5,319.76     15,956/19,100            $0.00

Lawrence K. Tate                        4271    $66,051.02     16,192/24,100            $0.00

William G. Mustain                         -    $     0.00    129,788/39,634            $0.00

Leigh Alexander                            -    $     0.00             $0.00            $0.00

Keith J. Johnstone                         -    $     0.00          13,964/0            $0.00

(1) The dollar values referred to in columns (c) and (e) are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise or fiscal year-end, respectively.

(2) Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

Pension Plan / Benefit Restoration Plan


     The Company has a pension plan covering hourly and salaried employees, including the executive officers. The plan was frozen as of September 3, 2000. All employees ceased accruing additional retirement benefits under the plan on that date. The plan will continue to require Company contributions for tax-deferred pension accruals for benefits accrued prior to September 3, 2000. The amount of contributions is actuarially determined in order to fund for each participating employee a benefit based on the two factors of career average compensation (as of September 3, 2000) and years of service (as of September 3,
2000). For highly compensated employees, such as the executive officers, the amount of benefits under the pension plan is limited in order to qualify under Federal tax laws. To maintain compensation competitiveness and to restore retirement benefits for executives who are affected by tax law limits on benefits under the pension plan, the Company has a benefit restoration plan. The
benefit restoration plan was frozen as of July 26, 2000.   All employees ceased
the accrual of benefits under that plan, effective July 26, 2000. Any employee who was not vested in the benefit restoration plan as of July 26, 2000 forfeited all benefits under that plan. Together the benefit restoration plan and the pension plan provide benefits to employees affected by tax law limits at approximately the same percentage of compensation as other employees. The following pension plan table shows estimated annual benefits payable from the pension plan and the benefit restoration plan upon retirement at age 65 in specified compensation and years of service classifications:


                                        Pension Plan Table

                                                Estimated Annual Benefits Payable by the Plan at
                                                Retirement with Years of Service Indicated
                                              ------------------------------------------------------------
           Remuneration                                 15          20          25          30          35
           ($)                                      ------     -------     -------     -------     -------
          ---------------------------
                100,000                             26,789      35,719      44,648      53,578      62,507
                125,000                             33,914      45,219      56,523      67,828      79,132
                150,000                             41,039      54,719      68,398      82,078      95,757
                175,000                             48,164      64,219      80,273      96,328     112,382
                200,000                             55,289      73,719      92,148     110,578     129,007
                225,000                             62,414      83,219     104,023     124,828     145,632
                250,000                             69,539      92,719     115,898     139,078     162,257
                275,000                             76,664     102,219     127,773     153,328     178,882
                300,000                             83,789     111,719     139,648     167,578     195,507
                325,000                             90,914     121,219     151,523     181,828     212,132

     Prior to September 3, 2000, the pension plan covers a participant's compensation including bonuses and incentive pay for hourly employees and excluding deferred or supplemental compensation or other forms of compensation, if any, paid by the Company; provided, however, that the amount of a participant's annual compensation taken into account under the plan for any year may be subject to certain limitations under the pension plan or in accordance with applicable law. As to Messrs. Branica, Ford, Tate, Mustain, and Johnstone, the amounts set forth in the Summary Compensation Table under the headings "Salary" and "Bonus" are covered by the pension plan and benefit restoration plan. As of September 3, 2000, Messrs. Branica, Ford, Tate, Mustain and Johnstone have 5, 18, 18, 13 and 18 year(s) of credited service, respectively.

     There are several different forms of benefit options available under the Company's pension plan, including Straight Life Annuity, 5 Years Certain & Life Annuity, 10 Years Certain & Life Annuity, Level Income Life Annuity (age 62 and
65), Contingent Annuitant Option, and Joint and Survivor Option. The Level Income Life Annuity balances retirement income from the pension plan and social security benefits so that income remains more or less constant regardless of when social security benefits begin.

Alternative Pension Plan Disclosure

     Messrs. Ford, Johnstone, Mustain and Tate are eligible to receive supplemental retirement benefits under the benefit restoration plan. The supplemental retirement benefit is equal to 40% of the executive's average compensation until September 3, 2000 reduced by the sum of the executive's (1) pension plan benefit, (2) benefit restoration plan amount, and (3) estimated social security benefit. Average compensation is the average earnings (including elective deferrals) during the last 24 months of employment decreased by any retention bonus paid on a change in control and any income from restricted stock or stock options. The supplemental retirement benefit is reduced by 0.25% for each month that the payment date precedes the date the executive attains age 62.

  The estimated annual supplemental retirement benefits payable at age 62 are
Mr. Ford ($19,800); Mr. Tate ($11,800); and Mr. Johnstone ($23,900).   Mr.
Mustain will receive two payments of $551,164 each in July 2001 and January
2002.

Executive Severance Plan

     Effective as of September 5, 1995, the Board of Directors adopted a severance plan for the Company's executive officers (as the same may be amended
from time to time, the "Executive Severance Plan").   The Executive Severance
Plan was revised as of November 15, 2000 to reduce the benefits payable under the plan. The Executive Severance Plan is designed to provide for the payment of severance benefits if an executive officer is terminated without cause, or if the executive terminates with good reason within 90 days (previously two years) after a change of control. The Executive Severance Plan covers the Company's Chief Executive Officer, President, Senior Vice Presidents, Chief Financial Officer, and Vice Presidents. In addition, the Compensation Committee of the Board of Directors can specifically designate other employees to participate. The persons covered by the Executive Severance Plan are hereinafter referred to as the "Covered Executives." The severance period over which payments are made varies with the job classification of the Covered Executive as follows: (i) 18 months for the President, Chief Executive Officer or Chief Financial Officer (formerly 24 months for the President or Chief Executive Officer), (ii) 6 months for a Senior Vice President, Chief Financial Officer or Vice President of Engineering (formerly 18 months), and (iii) 6 months for other Vice Presidents (formerly 12 months). Other designated participants would have individual periods established, not longer than 18 months (formerly 24 months).

     Under the Executive Severance Plan, if a Covered Executive is terminated by the Company without Good Cause (as defined below) or if he or she terminates employment with Good Reason (as defined below) within 90 days (formerly 24 months) following a Change of Control (as defined below), the Covered Executive is entitled to receive monthly payments of his or her final salary (or the Covered Executive's salary at a Change of Control, if larger). Prior to November 15, 2000, a Covered Executive's average bonus was also covered. The Covered Executive would receive these payments even if he or she is employed by another company during the severance period. The Company may pay the severance benefit in a lump sum at its option. The Covered Executive's spouse or other named beneficiary is entitled to any unpaid benefit after death.

     In addition, the Covered Executive would receive health, life and disability insurance coverage for the severance period. The Covered Executive would have to contribute toward the premiums for any insurance to the same extent as when employed. Insurance benefits would cease if the Covered Executive is employed by another company and is covered by similar benefits.

     As a condition to receiving benefits, the Covered Executive would be required to execute a complete release of the Company from all claims, including all claims relating to the Covered Executive's employment and his or her termination of employment.

     The Covered Executive's benefit would be reduced to avoid application of the "excess parachute payment" restrictions after a Change of Control. An excess parachute payment is subject to an additional 20% excise tax payable by the employee and is not deductible by the employer. In general, an excess parachute payment is a payment made due to a Change of Control that exceeds three times the employee's average compensation for the prior five years.

     The Board of Directors can amend or terminate the Executive Severance Plan in the future, except in two circumstances. First, after a Change of Control, the Plan cannot be amended or terminated for 90 days. Second, an amendment or termination cannot affect the benefits of a terminated Covered Executive then receiving benefits.

     With respect to the termination of any Covered Executive by the Company, the term "Good Cause" means the (a) fraud or material misappropriation by the Covered Executive with respect to the business or assets of the Company; (b) the persistent refusal or willful failure of the Covered Executive materially to perform his or her duties and responsibilities to the Company, which continues after the Covered Executive receives notice of such refusal or failure; (c) conduct by the Covered Executive that constitutes disloyalty to the Company and that materially harms or has the potential to cause material harm to the Company; (d) the Covered Executive's conviction of a felony or crime involving moral turpitude; (e) the use of drugs or alcohol that interferes materially with the performance by the Covered Executive's of his or her duties; or (f) the violation of any significant Company policy or practice, including but not limited to the Company policy prohibiting sexual harassment.

     With respect to a termination by a Covered Executive after a Change of Control, "Good Reason" would exist if, without the Covered Executive's express written consent, (a) there is a significant adverse change in such Covered Executive's authority or in his or her overall working environment; (b) such officer is assigned duties materially inconsistent with his duties, responsibilities and status at the time of a Change of Control; (c) there is a reduction, which is not agreed to by the Covered Executive, in the Covered Executive's rate of base salary or bonus percentage; or (d) the Company changes by 50 miles or more the principal location at which such officer is employed.

     Under the plan, a "Change of Control" is defined as the occurrence of any of the following events: (a) the acquisition by any unrelated person of beneficial ownership of 40% or more of the then outstanding shares of Common Stock of the Company (or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors); (b) as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of stock or assets or contested election, or any combination of the foregoing transactions, the persons who were Directors of the Company before such transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (c) approval by the stockholders of the Company of a reorganization, merger or consolidation with respect to which the persons who were shareholders of the Company immediately before the transaction do not, immediately after the transaction, beneficially own more than 50% of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors, or (d) a sale or other disposition of all or substantially all the assets of the Company, other than in the ordinary course of business.

1999 Retention Bonus Program

  If there had been a "Change of Control" prior to July 1, 2000, the Company's Senior Vice Presidents and Vice Presidents might have been eligible for a retention bonus under the 1999 Retention Bonus Program adopted by the Board of Directors as part of the Executive Severance Plan. A covered executive would have received a retention bonus if the covered executive (i) is employed by the Company for a period of twelve months following the change of control, (ii) is terminated by the Company other than for "Good Cause," or (iii) terminates employment for "Good Reason." The retention bonus is a lump sum payment equal to 100% of the covered executive' salary if the executive is a Senior Vice President before the change of control or 75% of salary if the executive is a Vice President before the change of control. No bonuses were payable or paid under this program and the program expired by its terms in 2000.

Employment Agreements

  In connection with his resignation as Chief Executive Officer, Mr. Mustain and the Company entered into a separation agreement. The Company agreed to continue Mr. Mustain's salary from October 3, 2000 to December 31, 2000. Mr. Mustain will be paid severance of $100,000 per year for the period 2001-2003. Mr. Mustain agreed to deferred payment of his SERP benefit and the Company agreed to modify Mr. Mustain's options as described above. Mr. Mustain executed a general release of claims in favor of the Company.

  The Company does not have any current employment contracts with executive officers. Mr. Branica had an employment agreement in connection with his service as President of KVT before his election as Chief Executive Officer.
That employment agreement had a five-year term that expired on March 20, 2001. The employment agreement provided for a base compensation of $140,000 per year subject to increase by the Board. For two years after the end of the employment agreement, Mr. Branica is subject to a noncompetition provision related to voice messaging products and any other activities of KVT.

Certain Relationships and Related Transactions

Transactions with Management

     During fiscal year 2000, the Company paid Motivaction $410,007.86 for travel and marketing services. Motivaction is a private company in which William Bryson is the President and Chief Operating Officer and has a twenty-five percent ownership interest. Mr. Bryson is the brother-in-law of William C. Grover, a Senior Vice President of the Company until July 2000.

Indebtedness of Management

  Prior to 1985, the Company made loans to certain executive officers of the Company to assist such officers in the exercise of Company stock options and/or the payment of personal income taxes resulting from such exercise. The following table shows, as to each officer whose indebtedness exceeded $60,000, the largest aggregate amount of such indebtedness during fiscal year 2000 and the balance due the Company as of April 2, 2000. Each such loan is evidenced by a non-interest bearing promissory note secured by a pledge of the officer's shares of Company Common Stock and an assignment of the death benefit under his Company group life insurance policy. All of the loans described herein are accelerated and become immediately due and payable on termination of employment.

                           Indebtedness of Management

              Amount Outstanding on                  Largest Aggregate Amount  Outstanding During Fiscal
                  April 2, 2000                                           Year 2000
                                                                             ($)
Name and Principal Position

Lawrence K. Tate             $0                                            $149,475.69
Vice President
(Note paid in full on February 10, 2000)

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to provide copies of the reports to the Company. During 2000, Robert E. Spekman did not file on a timely basis one report required by Section 16(a). A Form 5, "Annual Statement of Changes in Beneficial Ownership," reporting Mr. Spekman's sale of 900 shares of the Company's Common Stock was sent to the Securities and Exchange Commission on April 24, 2001.


                                 OTHER MATTERS

     Management is not aware of other matters that will come before the meeting, but if any such matters are properly presented, proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the meeting.


                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     On April 23, 2001, the Board of Directors, upon the recommendation of its Audit Committee, selected the firm of Ernst & Young LLP, certified public accountants and independent auditors, to serve the Company in those capacities for the year ending December 31, 2001. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions asked by stockholders. The Board of Directors considers Ernst & Young LLP to be well qualified to serve as the independent auditors for the company, and the decision to change auditors was approved by the audit Committee.

     On April 24, 2001, the Company dismissed Deloitte & Touche LLP as its principal independent auditor. Deloitte & Touche LLP had served as the independent auditors for the Company from 1985 until 2000. In addition to auditing the consolidated financial statements of the Company for the year ended December 31, 2000, Deloitte & Touche LLP provided an audit of the Company's pension and 401(k) plans and performed certain software consulting services.

     The reports of Deloitte & Touche LLP on the Company's financial statements for the past two years did not contain any disclaimer of opinion or an opinion that was adverse or that was qualified or modified for uncertainty, audit scope, or accounting principle. Furthermore, except as reported below, during the two most recent fiscal years and the subsequent interim period ending on March 31, 2001, there were no disagreements between the Company and Deloitte & Touche LLP on matters of accounting principle or practice, financial statement disclosure, or audit scope or procedure that, if not resolved to their satisfaction, would have caused Deloitte & Touche LLP to refer to the subject matter of the disagreements in their report. In addition, during the two most recent fiscal years and through April 24, 2001, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

         1. In connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2000, there was a disagreement between management and Deloitte and Touche LLP related to the accounting for the Company's 1992 Incentive Stock Option Plan ("the Plan"). Management recorded adjustments related to this plan in the 2000 consolidated financial statements and also restated the 1998 and 1999 consolidated financial statements, as described in its Annual Report on Form 10-k for 2000, and as a result, Deloitte and Touche LLP indicated that this disagreement was satisfactorily resolved.

     Also in connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2000, there was a disagreement related to the accounting for income taxes in 2000. Management recorded adjustments related to this matter in the 2000 consolidated financial statements, and as a result, Deloitte and Touche LLP indicated that this disagreement was satisfactorily resolved.

     The Audit Committee discussed the subject matter of both disagreements with Deloitte and Touche LLP and the Company has authorized Deloitte and Touche LLP to respond fully to the inquiries of Ernst & Young LLP concerning the subject matter of the disagreements.

Report of the Audit Committee

     The members of the Audit Committee report to the Company's stockholders as follows:

     - The Audit Committee has reviewed and discussed with the Company's management the audited consolidated financial statements of the Company as of and for the year ended December 31, 2000.

     - The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent accountants for 2000, the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented.

    - The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as may be modified or supplemented, and has discussed with Deloitte & Touche LLP their independence.

       Based on the review and discussions referred to in this report, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                       MS. WALKER (CHAIR)
                                       MR. COLLINS
                                       MR. ROSENBLUM

Audit Fees

       The Company paid fees of $354,888 to Deloitte & Touche LLP for services performed for the audit of the Company's annual financial statements for the year 2000 and the reviews of the financial statements included in the Company's Forms 10-Q filed during 2000 with the Securities and Exchange Commission.

Financial Information Systems Design and Implementation Fees

       The Company did not engage Deloitte & Touche LLP to perform any services relating to the design or implementation of financial information systems during the fiscal year ended December 31, 2000.

All Other Fees

       Deloitte & Touche LLP performed a variety of services for the Company in addition to auditing and reviewing the Company's financial statements. The Company paid fees of $533,860 to Deloitte & Touche LLP for such non-audit services performed in 2000, which included tax services and an analysis of the Company's pension and 401(k) plans. Deloitte & Touche LLP also performed certain consulting services related to the evaluation of a company-wide software program.

       The Audit Committee has determined that the provision of all of the services described above is compatible with maintaining the independence of Deloitte & Touche LLP.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any stockholder proposals to be considered by the Company for inclusion in the proxy materials for the 2002 Annual Meeting of Stockholders must be received by the Company no later than January 11, 2002. Any stockholder proposal that is received later than March 21, 2002 will be deemed to be untimely.

                                    For the Board of Directors

                                    Paul K. Suijk, Secretary

Sarasota, Florida
April 30, 2001

THE COMPANY WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF THE 2000 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, COMDIAL CORPORATION, 106 CATTLEMEN ROAD, SARASOTA, FLORIDA 34232.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER


1.  Organization.
    ------------

    (a) There shall be a committee of the board of Directors (the "Board") to be known as the audit committee. The audit committee shall be composed of three or more Directors appointed by the Board who are independent of the management of the Company and are free of any relationships that, in the opinion of the Board, would interfere with their exercise of independent judgment as committee members. All members of the audit committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements including the Company's balance sheet, income statement and cash flow statement. At least one member of the audit committee shall have accounting or financial management experience, a professional certification in accounting, or other comparable experience or background which may consist of a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. Audit committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

    (b) The members of the audit committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their respective successors are duly elected and qualified. Unless a chair of the audit committee is elected by the Board, the members of the audit committee may designate a chair by majority vote of the audit committee membership.

2.  Purpose.
    -------

    The primary function of the audit committee is to provide assistance to the Board in fulfilling its oversight responsibilities relating to corporate accounting and reporting practices of the Company and monitoring the quality and integrity of the financial reports of the Company. In discharging its purposes, the audit committee will maintain free and open communications between the Directors, the independent auditors, the Company's controller, and the financial management of the Company.

3.  Meetings.
    --------

    The audit committee shall meet at least four times annually, or more frequently as circumstances may dictate. As part of its responsibility to foster open communication, the audit committee should meet at least annually with management, the controller, and the independent auditors in separate executive sessions to discuss any matters that the audit committee or each of these groups believe should be discussed privately. In addition, the audit committee or its chair should meet with the independent auditors and management quarterly to review the Company's financials in discharge of the responsibility set forth in Paragraph 4(c).

4.  Responsibilities and Duties.
    ---------------------------

    In performing its responsibilities and duties, the audit committee will:

    (a) Review this audit committee charter at least annually, and make recommendations to the Board for any appropriate updates or changes.

    (b) Review the Company's annual financial statements, including any certification, report, opinion or review rendered by the independent accountants.

    (c) As a committee or by its chair representing the audit committee, review with financial management and the independent accountants the periodic reports filed with the Securities and Exchange Committee on Forms 10-Q prior to its filing and prior to the release of quarterly earnings.

    (d) Recommend to the Board the selection of independent accountants, considering independence and effectiveness, and approve the compensation to be paid to the independent accountants.

    (e) On an annual basis, review and discuss with the independent accountants all significant relationships the accountants have with the Company, including a review of any management consulting services and related fees provided to the accountants, in order to determine the independence of the independent accountants.

    (f) Periodically consult with the independent accountants, outside the presence of management, about internal controls and the fullness and accuracy of the Company's financial statements.

    (g) In consultation with the independent accountants and the chief financial officer, review the integrity of the Company's financial reporting processes, both internal and external.

    (h) Inquire of the chief financial officer, other members of management deemed appropriate by the audit committee and the independent accountants about significant risks or exposures that the Company may have, and assess the steps management has taken to minimize such risks or exposures or to protect against such risks or exposures with insurance coverages.

    (i)  Periodically review the expense account of the chief executive officer.

    (j) Consider the independent accountant's judgments about the quality and appropriateness of the Company's accounting principles as applied to its financial reporting.

    (k) Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or the chief financial officer.

    (l) Consider, in consultation with the independent accountants and the chief financial officer, the audit scope and the plan of the independent accountants. Review with the chief financial officer and the independent accountants the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

    (m) Following completion of the annual audit, review separately with each of management, the independent accountants and the controller any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

    (n) Review any significant disagreement between the chief financial officer and the independent accountants in connection with the preparation of the financial statements.

[FRONT OF PROXY CARD]
--------------------------------------------------------------------------------

                              COMDIAL CORPORATION


                   Proxy for Annual Meeting of Stockholders
                                 June 15, 2001

    This Proxy is Solicited on Behalf of the Board of Directors of Comdial
                                  Corporation


    The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2001, and appoints David Berg, Nickolas A. Branica, and Paul K. Suijk, or any of them, as proxies, each with the power to appoint his or her substitute and to act alone, and authorizes them, or any of them, to represent and to vote, as designated on the reverse side of this card, all shares of Common Stock of Comdial Corporation held of record by the undersigned on April 20, 2001, at the Annual Meeting of Stockholders to be held on June 15, 2001, and at any adjournment thereof.

            The Board of Directors Recommends a Vote FOR Proposal 1
                     appearing on the Reverse Side Hereof

--------------------------------------------------------------------------------

                          [REVERSE SIDE OF PROXY CARD]
--------------------------------------------------------------------------------

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no directions to the contrary are indicated, this proxy will be voted FOR Proposal 1.

  ___________________________     ________________
       ACCOUNT NUMBER                 COMMON


1.  ELECTION OF DIRECTOR:   Nickolas A. Branica

    FOR the nominee listed above         WITHHOLD AUTHORITY
                                         to vote for the nominee listed above

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                PLEASE MARK YOUR CHOICE
                                       LIKE THIS [  ] IN BLUE OR BLACK INK.

                                       Date             , 2001


                                       Signature

                                       Signature, if held jointly

                                       Please sign exactly as name
                                       appears hereon. When shares are
                                       held by joint tenants, both
                                       should sign. When signing as
                                       attorney, executor,
                                       administrator, trustee or
                                       guardian, please give full title
                                       as such. If a corporation,
                                       please sign in full corporate
                                       name by President or other
                                       authorized officer. If a
                                       partnership, please sign in
                                       partnership name by authorized
                                       person.

    PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------